Exhibit 10.1

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT (this "Agreement") is being made as of the 15th day of January, 1999 between MARKETING SERVICES GROUP, INC., ("MSGI"), a Nevada corporation, having its principal office at 333 Seventh Avenue, New York, New York 10001, and RALPH STEVENS ("Employee"), an individual residing at 14 Ketz Street, New City, New York 10956.

                             W I T N E S S E T H:

WHEREAS, Stevens-Knox & Associates, Inc., a New York corporation ("SK Associates"), Stevens-Knox List Brokerage, Inc., a New York corporation ("SK Brokerage"), and Stevens-Knox International, Inc., a Delaware corporation ("SK International", together with SK Associates and SK International, the "Companies") contemporaneously herewith will become wholly-owned subsidiaries of MSGI, and MSGI desires to have Employee continue as President and Chief Executive Officer of SK Associates and SK International and Chief Executive Officer of SK Brokerage and Employee desires to be so employed, upon the terms and conditions contained herein; and

WHEREAS, MSGI and the Employee have simultaneously entered into a Stock Purchase Agreement dated as of January 15, 1999 (the "Stock Purchase Agreement") for the purchase of all of the Employee's shares of common stock of the Companies (the "Shares") by MSGI.



NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Nature of Employment; Term of Employment. MSGI and each Company hereby employs Employee and Employee agrees to serve SK Associates and SK International as their President and Chief Executive Officer and SK Brokerage as its Chief Executive Officer, upon the terms and conditions contained herein, for a term commencing as of the date hereof and continuing until January 31, 2002 unless such dated is extended at the option of MSGI for one year if Employee makes an election to extend the term of the earnout pursuant to Section 1.2(c)(iii) of the Stock Purchase Agreement (the "Initial Term"). This Agreement shall automatically be renewed for one (1) additional year period after the Initial Term (the "Renewal Term" and the Initial Term collectively, the "Employment Term") upon terms no less favorable than the terms existing in the latest year of the Employment Term, unless MSGI or Employee gives written notice to the other party of its intention not to renew this Agreement at least sixty (60) days prior to the expiration of the Initial Term or the Renewal Term.

2. Duties and Powers as Employee. During the Employment Term, Employee agrees to devote all of his full working time, energy, and efforts to the business of the Companies. Employee understands that the principal offices of the Companies are currently held at 304 Park Avenue South, New York, New York 10010, and agrees to perform his duties at such location or at such other location as the offices may be located. In performance of his duties, Employee shall be subject to the reasonable direction of the Chief Executive Officer of MSGI or his designee. Subject to the foregoing, Employee shall have sole authority over the business and operations of the Companies. Employee shall be available to travel as the needs of the Companies' business reasonably requires. Employee agrees that the Companies or MSGI may obtain a life insurance policy on the life of Employee naming the Companies or MSGI as the beneficiary thereof. Employee shall consult with and obtain the approval from the Chief Executive Officer of MSGI on any single expenditure by the Companies other than a payment made to a list manager or list broker in the ordinary course of business, either individually or in the aggregate, in excess of ten thousand dollars ($10,000) or compensation payments by any of the Companies to an employee or a consultant that alone or in the aggregate exceeds seventy-five thousand dollars ($75,000) per annum.

3. Compensation. As compensation for his services hereunder, MSGI and the Companies shall pay Employee a salary (the "Base Salary"), payable in equal semi-monthly installments, in the aggregate at the annual rate of two hundred fifty thousand dollars ($250,000) for each year of the Employment Term. Additionally, Employee shall participate in all present or future employee benefit plans offered to senior executives of the Companies or subsidiaries of MSGI; provided, that he meets the eligibility requirements of any such plans. During the Employment Term, Employee shall be eligible for consideration for stock options and bonuses to the same extent as are other heads of subsidiaries of MSGI.

4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of MSGI. Employee shall be entitled to four (4) weeks paid vacation time in accordance with the then regular procedures of MSGI governing executives as determined from time to time by the MSGI's Board of Directors and communicated, in writing to Employee. Employee shall be entitled to sick and personal days as provided by the Companies' employee handbook.

5. Representations and Warranties of Employee. Employee represents and warrants to MSGI and the Companies that: (i) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Companies and MSGI hereunder; and (ii) Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

6. Non-Competition. (a) Employee agrees that during the Employment Term he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member, or partner of, any other business or organization that is or shall then be competing with the Companies or MSGI, except that in each case the provisions of this Section 6 will not be deemed breached merely because Employee owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

(b) If this Agreement is terminated "For Cause" (as defined in Section 9 hereof, Employee, for a period of three (3) years from the date of termination, shall not, directly or indirectly, solicit or encourage any person who was a customer of the Companies or MSGI during the three (3) years prior to the date of such termination to cease doing business with the Companies or MSGI or to do business with any other enterprise that is engaged in the same or similar business to that of the Companies or MSGI. If this Agreement is terminated other than pursuant to Section 9(a) or (b) hereof, and if MSGI pays Employee the Earnout Payment pursuant to Section 1.2(h) of the Stock Purchase Agreement, the restrictions in the preceding sentence shall be applicable to Employee for a period of one (1) year from the date of termination.

(c) Employee acknowledges that: (i) the consideration for this Agreement not to compete includes the consideration he received in the sale of his Shares; (ii) monetary damages are not sufficient to compensate MSGI and the Companies for a breach of this Agreement; (iii) MSGI and the Companies shall be irreparably harmed if Employee breaches this covenant not to compete; and (iv) the issuance of injunctive relief on behalf of MSGI and the Companies is appropriate to remedy any such breach.

7. Inventions; Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Inventions") which Employee now or hereafter during the period he is employed by the Companies under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Companies or MSGI may then be engaged shall belong to the Companies or MSGI; and forthwith upon request of the Companies or MSGI, Employee shall execute all such assignments and other documents and take all such other action as the Companies or MSGI may reasonably request in order to vest in the Companies or MSGI all of his right, title, and interest in and to such Inventions, free and clear of all liens, charges, and encumbrances.

8. Confidential Information. Except in the course of performing his duties hereunder, all confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Companies under this Agreement, relating to the business of the Companies or MSGI or of any customer or supplier of the Companies or MSGI, shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Companies and MSGI. Employee shall return all tangible evidence of such confidential information to the Companies or MSGI prior to or at the termination of his employment.

9. Termination. (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" then the Companies shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall: (i) be charged with a felony crime, (ii) commit any act or omit to take any action in bad faith and to the material detriment of the Companies or MSGI, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Companies or MSGI, or (v) materially breach any term of this Agreement or the Stock Purchase Agreement and fail to correct such breach within ten (10) days after written notice thereof. In the event this Agreement is terminated "For Cause" pursuant to Section 9(a), then Employee shall be entitled to receive only the Base Salary at the rate provided in Section 3 to the date on which termination shall take effect plus any compensation which is accrued but unpaid on the date of termination.

(b) In the event that Employee shall be physically or mentally incapacitated or disabled such that he is unable to fully discharge his duties hereunder for a period of six (6) months, then this Agreement shall terminate upon ninety (90) days written notice to Employee, and no further compensation (other than accrued but unpaid Base Salary or bonus through the date of termination) shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

(c) In the event that Employee shall die, then this Agreement shall terminate on the date of Employee's death, and no further compensation (other than accrued but unpaid Base Salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

(d) Nothing contained in this Section 9 shall be deemed to limit any other right MSGI may have to terminate Employee's employment hereunder upon any ground permitted by law.

10. Merger. In the event of a future disposition of the properties and business of MSGI, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise where fifty-one percent (51%) or more of MSGI Common Stock is acquired by a party which is not an affiliate of MSGI ("Change of Control"), then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation.

11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by telecopier, by overnight courier, certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Companies or MSGI, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn: Alan I. Annex, Esq. In the case of a notice to Employee, a copy of such notice (which copy shall not constitute notice) shall be delivered to Rand Rozenzweig Smith Radley Gordon & Burnstein LLP, 605 Third Avenue, New York, NY 10158, Attention: E. Cooke Rand, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given three (3) business days after certification thereof (or comparable act), all other notices shall be deemed given three (3) business days after the time of mailing, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

14a Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against who the waiver is asserted.

15a Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Companies and its successors and those who are its assigns.

16a Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

17a Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

           IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                     MARKETING SERVICES GROUP, INC.



                                     By: /s/ J. Jeremy Barbera
                                         ---------------------
                                         Name: J. Jeremy Barbara
                                         Title:Chairman and Chief Executive
                                               Officer



                                     RALPH STEVENS



                                     By: /s/ Ralph Stevens
                                         -----------------
                                         Ralph Stevens